UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Fifth Street Finance Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fifth Street Finance Corp.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

DEFINITIVE ADDITIONAL MATERIAL

2016 Annual Meeting of Stockholders

On March 11, 2016, Fifth Street Finance Corp. (the “Company”) made available to its stockholders the definitive proxy statement (the “Proxy Statement”) regarding the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Courtyard Rye, 631 Midland Avenue, Rye, New York 10580, on April 13, 2016, at 10:00 a.m., local time. This definitive additional material revises, and should be read in conjunction with, the Proxy Statement.

As previously disclosed, the record date for the Annual Meeting is April 1, 2016 (the “Record Date”). Only holders of record of Company common stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 147,183,608 shares of Company common stock were outstanding. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Company common stock outstanding on the Record Date, or 73,591,805 shares of Company common stock, will constitute a quorum.